UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2007
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                  Arrangements with Certain Officers.
     On March 2, 2007, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) approved increases to the base salaries of the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K), effective April 1, 2007. The adjusted base salaries of the named executive officers will be as follows: Terence E. Hall, Chairman, Chief Executive Officer ($725,000), Kenneth Blanchard, Chief Operating Officer, President ($450,000), Robert S. Taylor, Chief Financial Officer, Executive Vice President, Treasurer ($350,000), Alan P. Bernard, Senior Executive Vice President ($300,000) and Gregory L. Miller, Executive Vice President ($260,000).
Item 8.01 Other Events.
     On March 2, 2007, the Board of Directors of the Company approved a director stock ownership program pursuant to which the Company’s non-employee directors will be required to own shares of the Company’s common stock valued at five times the annual retainer paid to the directors. The directors will have five years to comply with the guidelines, and restricted stock units held by the directors will be counted towards their ownership requirements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: March 8, 2007